SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RECOVERY ENGR INC

          GAMCO INVESTORS, INC.
                                 9/23/99           25,000            35.0000
                                 9/17/99            4,000            35.0000
          GABELLI ASSOCIATES LTD
                                 9/24/99           25,000            35.0313
          GABELLI ASSOCIATES FUND
                                 9/27/99           20,000-           35.0469
                                 9/24/99           75,000            35.0313
                                 8/26/99          110,000            34.7831
                                 8/26/99           11,000-           34.8070
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 9/15/99              400-           35.0000
                                 9/15/99              400            34.9375
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/24/99           60,000            35.0313
                                 9/20/99            5,000            35.0400
               THE GABELLI ABC FUND
                                 9/24/99           40,000            35.0313







          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.